UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Health Care REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH CARE REIT, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

and

PROXY STATEMENT

Meeting Date

May 6, 2010

YOUR VOTE IS IMPORTANT!

You are urged to sign, date and return your proxy in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
GENERAL
VOTING SECURITIES OUTSTANDING
PROPOSAL 1 -- ELECTION OF DIRECTORS
BOARD AND COMMITTEES
Leadership Structure
Independence and Meetings
Risk Management
Audit Committee
Compensation Committee
Executive Committee
Investment Committee
Nominating/Corporate Governance Committee
Planning Committee
COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Section 16(a) Compliance
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
Summary Compensation Table
2009 Grants of Plan-Based Awards Table
2009 Outstanding Equity Awards at Fiscal Year-End Table
2009 Option Exercises and Stock Vested Table
2009 Pension Benefits Table
Potential Payments Upon Termination or Change in Corporate Control
Quantification of Benefits
Risk Management and Compensation
DIRECTOR COMPENSATION
2009 Director Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review, Approval or Ratification of Related Party Transactions
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE AUDIT COMMITTEE
VOTING PROCEDURES
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2011 ANNUAL MEETING

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING

To Be Held on May 6, 2010

To The Stockholders of Health Care REIT, Inc.:

The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 6, 2010 at 10:00 a.m. in the Auditorium of Fifth Third Center at One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

1.	The election of three Directors for a term of three years;

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2010; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Health Care REIT, Inc. unanimously recommends that you vote “for” Proposals 1 and 2. Stockholders of record at the close of business on March 11, 2010 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice. In addition, the Proxy Statement, Annual Report and a form of Proxy Card are available on the Internet at www.hcreit.com/proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

Toledo, Ohio
March 19, 2010

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. In lieu of mailing your Proxy Card, you may choose to submit a proxy via the Internet or by telephone by following the procedures provided on your Proxy Card. The proxy may be revoked by you at any time, and giving your proxy will not affect your right to vote in person if you attend the Annual Meeting. If you plan to attend the Annual Meeting and require directions, please call (419) 247-2800 or write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 6, 2010

GENERAL

This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the “Company”) by its Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 6, 2010 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect three Directors, ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by (1) filing a written revocation with the Senior Vice President-Administration and Corporate Secretary of the Company, (2) filing a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. A written revocation, as described in (1) above, will not be effective until the notice thereof has been received by the Senior Vice President-Administration and Corporate Secretary of the Company.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, by personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $5,500, plus expenses and other customary charges.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders will be March 26, 2010. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON THE COMPANY’S WEBSITE AT www.hcreit.com OR MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT-ADMINISTRATION AND CORPORATE SECRETARY, HEALTH CARE REIT, INC., AT THE ABOVE MAILING ADDRESS.

VOTING SECURITIES OUTSTANDING

As of March 11, 2010, the Company had outstanding 123,839,489 shares of common stock, $1.00 par value per share. The common stock constitutes the only class of voting securities of the Company entitled to vote at the Annual Meeting. Stockholders of record at the close of business on March 11, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall have nine members unless changed by the Board. The Board has increased the number of Directors from nine to 10. The Board is divided into three classes: Class I, Class II and Class III. The Directors are elected to serve for a three-year term and until the election and qualification of their respective successors.

Proxies received will be voted to elect the three Class III Directors named below to serve for a three-year term and until their respective successors are elected and qualified or until their earlier resignation or removal. If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than three Directors.

As discussed in more detail below under “Board and Committees,” the Board believes that its Directors and nominees for Director should, among other things, (1) have significant leadership experience at a complex organization, (2) be accustomed to dealing with complex problems, and (3) have the education, experience and skills to exercise sound business judgment. In evaluating its Directors and nominees for Director, the Nominating/Corporate Governance Committee looks at the overall size and structure of the Board and strives to assemble a Board that is skilled, diverse, well-rounded and experienced. The specific experiences, qualifications, skills and attributes of each of the Class I, Class II and Class III Directors are described below. These experiences, along with the Directors’ honesty, sound judgment and commitment to the Company, led the Board to conclude that the Class III Directors should be elected to serve on the Board and that the Class I and Class II Directors should continue to serve on the Board.

CLASS III
Directors to be Elected

Thomas J. DeRosa, age 52.  Mr. DeRosa is former Vice Chairman and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he held from September 2002 until November 2004 when The Rouse Company merged with General Growth Properties, Inc. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank (Deutsche Bank AG) and Alex. Brown & Sons, including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. Mr. DeRosa also serves as a Director of Dover Corporation (global provider of equipment, specialty systems and services for various industrial and commercial markets), Value Retail PLC (a U.K.-based owner, operator and developer of luxury outlet shopping villages in Europe) and Georgetown University (where he also serves on the Audit Committee). Mr. DeRosa has served as a Director of the Company since 2004 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. DeRosa serves as the Chair of the Audit Committee. Mr. DeRosa has extensive knowledge of the real estate industry and capital markets from his experience as Vice Chairman and Chief Financial Officer of The Rouse Company and his leadership roles at Deutsche Bank and Alex. Brown & Sons.

Jeffrey H. Donahue, age 63.  Mr. Donahue is former President and Chief Executive Officer of Enterprise Community Investment, Inc. (provider of affordable housing), a position he held from January 2003 to April 2009. Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations) from December 1998 to September 2002. Mr. Donahue serves as a Director of T. Rowe Price Savings Bank. Mr. Donahue has served as a Director of the Company since 1997 and is a member of the

Board’s Compensation, Investment and Planning Committees. Mr. Donahue serves as the Chair of the Compensation Committee. Mr. Donahue has extensive knowledge of the real estate industry from his experience as President and Chief Executive Officer of Enterprise Community Investment, Inc. and Executive Vice President and Chief Financial Officer of The Rouse Company.

Fred S. Klipsch, age 68.  Mr. Klipsch is Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc. (global speaker manufacturer), a position he has held since 1989. Since 1990, Mr. Klipsch also has served as Chairman of the Board of Klipsch Audio Technologies and Chairman of the Board and Chief Executive Officer of Klipsch Lanham Investments. Mr. Klipsch served as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust from its formation in 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Klipsch served as Vice Chairman of the Company from December 2006 until May 2009. Mr. Klipsch has served as a Director of the Company since December 2006 and is a member of the Board’s Investment and Planning Committees. Mr. Klipsch has extensive knowledge of the medical office building sector from his experience as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust and extensive leadership experience as Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.  The three nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

CLASS I
Directors Whose Terms Continue (1)

William C. Ballard, Jr., age 69.  Mr. Ballard is former Of Counsel to Greenebaum Doll & McDonald PLLC (law firm), a position he held from 1992 to June 2008. From 1970 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of UnitedHealth Group Incorporated (diversified health and well-being company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board’s Compensation, Executive, Investment and Planning Committees. Mr. Ballard’s background as an attorney and his extensive experience in the health care industry through his long-time service to Humana Inc. and his current director role with UnitedHealth Group Incorporated give him a unique perspective.

Peter J. Grua, age 56.  Mr. Grua is a Partner of HLM Venture Partners (provider of venture capital), where he has held various positions since 1992. Mr. Grua also serves as a Director of The Advisory Board Company (provider of best practices research and analysis to the health care industry). Mr. Grua served as a Director of Familymeds, Inc. (an operator of apothecary pharmacies) until 2007 and Renal Care Group, Inc. (an operator of kidney dialysis facilities) until 2006. Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Grua serves as the Chair of the Nominating/Corporate Governance Committee and the presiding Director of executive sessions of non-employee Directors and independent Directors. Mr. Grua’s entrepreneurial and leadership experience with HLM Venture Partners and his expertise in the health care industry through directorships with a variety of public and private companies are valuable assets to the Board.

R. Scott Trumbull, age 61.  Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of water and fuel pumping systems), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass containers). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull also serves as Non-Executive Chairman of the Board of Schneider National, Inc. (privately-held leader in freight delivery and logistics). Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board’s Audit, Investment and Planning Committees. Mr. Trumbull’s leadership experience as Chairman and Chief Executive Officer of Franklin Electric Co., Inc. and in various capacities at Owens-Illinois, Inc. provide the Board with a global perspective.

CLASS II
Directors Whose Terms Continue (2)

Pier C. Borra, age 70.  Mr. Borra is Chairman of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (provider of subacute medical services). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Borra brings a wealth of knowledge and experience in the health care industry to the Board as Chairman of CORA Health Services, Inc. and previously as Chairman, President and Chief Executive Officer of Arbor Health Care Company.

George L. Chapman, age 62.  Mr. Chapman is Chairman, Chief Executive Officer and President of the Company. Mr. Chapman served as Chairman and Chief Executive Officer of the Company from October 1996 to January 2009 and assumed the additional title of President of the Company in January 2009. Mr. Chapman previously served as President of the Company from September 1995 to May 2002. From January 1992 to September 1995, Mr. Chapman served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board’s Executive, Investment and Planning Committees. Mr. Chapman’s day-to-day leadership of the Company, as Chairman, Chief Executive Officer and President, provides him with intimate knowledge of the Company’s business and operations.

Sharon M. Oster, age 61.  Ms. Oster is the Dean of the Yale University School of Management. Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board’s Compensation, Investment and Planning Committees. Ms. Oster served as a Director of The Aristotle Corporation (holding company for a manufacturer and distributor of educational, health and agricultural products) until 2005 and Transpro, Inc. (designer and manufacturer of precision transportation products) until 2005. Ms. Oster’s expertise in competitive strategy, economic theory and management, leadership role at the Yale University School of Management and directorships with a variety of public companies give her a unique perspective.

Jeffrey R. Otten, age 59.  Mr. Otten is the President of JRO Ventures Inc. (management consulting firm), a position he has held since 2002. From January 2004 to August 2005, Mr. Otten served as Chief Executive Officer of Stentor Corporation (provider of digital medical imaging). From 1994 to 2002, Mr. Otten served as Chief Executive Officer of Brigham and Women’s Hospital, a teaching affiliate of Harvard Medical School. Mr. Otten has served as a Director of the Company since January 2008 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Otten has extensive knowledge of the hospital sector and health care industry from his service as Chief Executive Officer of Brigham and Women’s Hospital and entrepreneurial and leadership experience from his work as President of JRO Ventures Inc. and Chief Executive Officer of Stentor Corporation.

(1)	The terms of Messrs. Ballard, Grua and Trumbull expire in 2011.

(2)	The terms of Ms. Oster and Messrs. Borra, Chapman and Otten expire in 2012.

BOARD AND COMMITTEES

Leadership Structure

The Board is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. The Board believes it is in the best interests of the Company for the Board to make a determination regarding whether to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. Accordingly, these roles may be filled by one individual or by two different individuals (and during the course of its history, the Company has utilized each leadership model). Currently, Mr. Chapman serves as the Chairman, Chief Executive Officer and President of the Company. The Board has determined that this leadership structure is appropriate for the Company given the background, skills and experience of Mr. Chapman and the sustained growth and performance of the Company under Mr. Chapman’s leadership. The Board periodically reviews and assesses the Company’s leadership structure in connection with its review of succession planning. During this review, Mr. Chapman and the Board discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the Company makes ongoing leadership assignments. See “Executive Officers” below for a description of the roles, background and experience of the Executive Officers of the Company.

Mr. Chapman presides at all meetings of the stockholders and of the Board of Directors (except as noted below) and generally supervises the business of the Company. The Board met four times during the year ended December 31, 2009. Executive sessions of non-employee Directors are held after regularly scheduled meetings of the Board and an executive session of independent Directors is held at least once each year. The presiding Director of these sessions is the Chair of the Nominating/Corporate Governance Committee, currently Mr. Grua. As presiding Director, Mr. Grua acts as a liaison between the independent Directors and the Chairman, coordinates the activities of the independent Directors, communicates with the independent Directors between meetings as needed and performs such other functions as designated from time to time by the Board. The Board believes the current leadership structure provides an appropriate balance between strategic development and independent oversight of Management.

Independence and Meetings

The Board has adopted Corporate Governance Guidelines that meet the listing standards adopted by the New York Stock Exchange and a Code of Business Conduct and Ethics that meets the New York Stock Exchange’s listing standards and complies with the rules of the Securities and Exchange Commission. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.hcreit.com.

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of Director independence in January 2010. During this review, the Board considered transactions and relationships between each Director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent.

The Board determined that other than Messrs. Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua, Otten and Trumbull) meet the specific minimum independence requirements of the New York Stock Exchange. The Board also determined that, other than Messrs. Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua, Otten and Trumbull) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are therefore independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines.

The Board determined that all of the members of the Audit Committee (Messrs. Borra, DeRosa, Otten and Trumbull) are independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Additionally, the Board determined that all of the members of the Compensation Committee (Ms. Oster and Messrs. Ballard and Donahue) are independent, non-employee and outside Directors, as the case may be, under the rules of the New York Stock Exchange,

Securities and Exchange Commission and Internal Revenue Service. Finally, the Board determined that all of the members of the Nominating/Corporate Governance Committee (Messrs. Borra, DeRosa, Grua and Otten) are independent under the rules of the New York Stock Exchange.

The Board also determined that of the three nominees for election at the Annual Meeting (Messrs. DeRosa, Donahue and Klipsch), Messrs. DeRosa and Donahue are independent from the Company and its Management under the standards set forth in the Corporate Governance Guidelines.

The Company’s policy is to schedule a meeting of the Board on the date of the annual meeting of stockholders and all of the Directors are encouraged to attend that meeting. Nine Directors attended last year’s annual meeting of stockholders.

The Board has standing Audit, Compensation, Executive, Investment, Nominating/Corporate Governance and Planning Committees. In 2009, all incumbent Directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

Risk Management

The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of the Company’s risks. The Board regularly reviews the Company’s material risks and exposures, including operational, strategic, financial, legal and regulatory risks. The Audit Committee reviews the management of financial risk and the Company’s policies regarding risk assessment and risk management. The Compensation Committee reviews the management of risks relating to the Company’s compensation plans and arrangements. The Nominating/Corporate Governance Committee reviews the management of risks relating to compliance and the Company’s corporate governance policies. While each committee is responsible for monitoring certain risks and the management of such risks, the entire Board of Directors is regularly informed about such risks through committee reports.

Management is responsible for identifying the Company’s significant risks, developing risk management strategies and policies and integrating risk management into the Company’s decision-making process. To that end, the Company has implemented an enterprise risk management program and created an internal risk management steering committee charged with identifying, monitoring and controlling such risks and exposures. This risk management structure helps ensure that necessary information regarding significant risks and exposures is transmitted to the Company’s leadership, including Management, the appropriate Board committees and the Board of Directors.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review Management’s evaluation of the adequacy of the Company’s system of internal control over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. The members of the Audit Committee are Messrs. Borra, DeRosa, Otten and Trumbull, with Mr. DeRosa serving as Chair. The Audit Committee met five times during the year ended December 31, 2009.

The Audit Committee is comprised solely of Directors who are not officers or employees of the Company and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. Additionally, the Board determined that no member of the Committee has any material relationship with the Company that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the Securities and Exchange Commission and the New York Stock Exchange. See “Independence and Meetings” above for a discussion of independence determinations.

The Board, after reviewing all of the relevant facts and circumstances, determined that Messrs. Borra, DeRosa and Trumbull are “audit committee financial experts.”

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com.

Compensation Committee

The Compensation Committee is responsible for determining the nature and amount of compensation for Executive Officers. The members of the Compensation Committee are Ms. Oster and Messrs. Ballard and Donahue, with Mr. Donahue serving as Chair. The Compensation Committee met seven times during the year ended December 31, 2009. The Board determined that the members of the Compensation Committee are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com. See “Executive Compensation — Compensation Discussion and Analysis” for additional information regarding the Compensation Committee.

Executive Committee

The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. The Executive Committee is also responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee. The members of the Executive Committee are Messrs. Ballard, Chapman and Grua. The Executive Committee met once during the year ended December 31, 2009.

Investment Committee

The function of the Investment Committee is to review and approve the Company’s investments in health care and senior housing real estate. During the year ended December 31, 2009, the Investment Committee met four times. Each member of the Board is a member of the Investment Committee. The Executive Committee is responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee.

Nominating/Corporate Governance Committee

Responsibilities and Members.  The Nominating/Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, to make nominations to fill vacancies on the Board and to select the nominees for the Directors to be elected by the stockholders at each annual meeting. In addition, the Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, developing and implementing succession plans and evaluating the performance of the Board. The members of the Nominating/Corporate Governance Committee are Messrs. Borra, DeRosa, Grua and Otten, with Mr. Grua serving as Chair. The Nominating/Corporate Governance Committee met five times during the year ended December 31, 2009.

The Committee is comprised solely of Directors who are not officers or employees of the Company. The Board has determined that no member of the Committee has any material relationship with the Company that might interfere with the member’s exercise of his independent judgment and that each member meets the standards of independence established by the New York Stock Exchange.

The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com.

Consideration of Director Nominees.  The Board believes that a nominee for Director should be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, Directors and nominees for Director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, Directors and nominees for Director should be available and willing to attend regularly scheduled meetings of the Board and its committees and otherwise able to contribute a reasonable amount of time to the Company’s affairs, with participation on other boards of directors encouraged to provide breadth of experience to the Board. The age at the time of election of any nominee for Director should be such to assure a minimum of three years of service as a Director.

In identifying and evaluating nominees for Director, the Committee first looks at the overall size and structure of the Board each year to determine the need to add or remove Directors. Second, taking into consideration the characteristics mentioned above, the Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board. The Committee takes diversity into account in identifying and evaluating nominees for Director. The Committee considers diversity in terms of (1) professional experience, including experience in the Company’s primary business segments and in areas of possible future expansion, (2) educational background and (3) age, race, gender and national origin.

The Committee uses multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and Management, and may seek input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the résumé and qualifications of each candidate based on the criteria described above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and Management. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate stand for election by the stockholders or fill a vacancy or newly created position on the Board. Each year, the Board and the Committee evaluate the size, composition and diversity of the Board as part of the Board and Committee self-evaluation process. These self-evaluations help the Committee assess the effectiveness of the foregoing procedures for identifying and evaluating nominees for Director.

The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The Committee requires that stockholder recommendations for Director nominees be submitted by November 26, 2010 and be accompanied by (1) the name, age, business address and, if known, residence address of the nominee, (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee, (3) the class or series and number of shares of the Company’s stock that are owned beneficially or of record by the nominee and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Securities Exchange Act of 1934, as amended, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the stockholder making the nomination should include (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee and (2) the class or series and number of shares of the Company’s stock that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. Nominees for Director who are recommended by stockholders will be evaluated in the same manner as any other nominee for Director.

In addition to the right of stockholders to recommend Director nominees to the Committee, the By-Laws provide that a stockholder entitled to vote for the election of Directors may make nominations at a meeting of stockholders of persons for election to the Board if the stockholder has complied with specified prior notice requirements. To be timely, a stockholder’s notice of an intent to nominate a Director at a meeting of stockholders must be in writing and delivered to the Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting of stockholders. With respect to the 2011 Annual Meeting, such a notice must be received by the Senior Vice President-Administration and Corporate Secretary by February 9, 2011. The By-Laws further require that such a notice include all of the information specified in the preceding paragraph for stockholder recommendations to the Committee for Director nominees.

The Company may require that the proposed nominee furnish other information as the Company may reasonably request to assist in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Planning Committee

The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company. The Planning Committee met once during the year ended December 31, 2009. Each member of the Board is a member of the Planning Committee.

COMMUNICATIONS WITH THE BOARD

Stockholders and other parties interested in communicating with the Board of Directors or any specific Directors, including the presiding Director of executive sessions of non-employee Directors and independent Directors, or the non-employee or independent Directors as a group, may do so by writing to the Board of Directors, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The Nominating/Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Senior Vice President-Administration and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Senior Vice President-Administration and Corporate Secretary, relates to the functions of the Board or committees thereof or that she otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal control over financial reporting and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence.

EXECUTIVE OFFICERS

The following information is furnished as to the Executive Officers of the Company:

George L. Chapman, age 62.  Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996. Mr. Chapman assumed the additional title of President of the Company in January 2009. As described above, Mr. Chapman has served in various executive capacities with the Company since 1992.

Scott A. Estes, age 39.  Mr. Estes has served as Senior Vice President and Chief Financial Officer of the Company since March 2006 and was promoted to Executive Vice President and Chief Financial Officer in January 2009. Mr. Estes served as Vice President of Finance of the Company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Research Analyst and Vice President with Deutsche Bank Securities.

Charles J. Herman, Jr., age 44.  Mr. Herman has served as Executive Vice President and Chief Investment Officer of the Company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the Company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

Jeffrey H. Miller, age 50.  Mr. Miller has served as Executive Vice President and General Counsel of the Company since March 2006 and assumed the additional title of Executive Vice President-Operations in January

2009. Mr. Miller served as Vice President and General Counsel of the Company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.

John T. Thomas, age 43.  Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. Mr. Thomas served as President and Chief Development Officer of Cirrus Health, an owner and operator of hospitals, ambulatory surgery centers and other health care facilities, from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Michael A. Crabtree, age 53.  Mr. Crabtree has served as Vice President and Treasurer of the Company since March 2006 and was promoted to Senior Vice President and Treasurer in January 2009. Mr. Crabtree served as Treasurer from July 2000 to March 2006 and served as Controller of the Company from 1996 to September 2002. From July 1993 to July 1996, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes.

Erin C. Ibele, age 48.  Ms. Ibele has served as Senior Vice President-Administration and Corporate Secretary of the Company since March 2006 and served as Vice President-Administration and Corporate Secretary of the Company from January 1993 to March 2006. Since 1986, Ms. Ibele has served in various capacities with the Company.

Daniel R. Loftus, age 59.  Mr. Loftus has served as Senior Vice President of the Company since December 2006. Mr. Loftus served as Secretary and General Counsel of Windrose Medical Properties Trust from March 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Loftus was Of Counsel to Bone McAllester Norton PLLC during 2002 and Wyatt, Tarrant & Combs, LLP in Nashville, Tennessee from late 1997 to March 2002.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of March 11, 2010, unless otherwise specified, certain information with respect to the beneficial ownership of the Company’s shares of common stock by each Director of the Company, each Named Executive Officer (as defined below in the section “Executive Compensation”), and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company’s shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of the Company.

	Common Stock
			Total Shares
	Shares Held	Options Exercisable	Beneficially
Name of Beneficial Owner	of Record(1)	Within 60 Days	Owned(2)(3)(4)

William C. Ballard, Jr.	29,267	0	29,267	(5)
Pier C. Borra	65,482	0	65,482
Raymond W. Braun	110,111	0	110,111	(6)
George L. Chapman	361,964	233,492	595,456
Thomas J. DeRosa	12,076	10,000	22,076
Jeffrey H. Donahue	22,026	0	22,026
Scott A. Estes	49,675	33,860	83,535
Peter J. Grua	22,276	1,666	23,942
Charles J. Herman, Jr.	65,324	36,692	102,016
Fred S. Klipsch	42,745	0	42,745
Jeffrey H. Miller	44,934	27,845	72,779
Sharon M. Oster	17,276	0	17,276
Jeffrey R. Otten	5,742	0	5,742	(7)
John T. Thomas	17,462	0	17,462
R. Scott Trumbull	50,231	0	50,231
All Directors and Executive Officers as a group (17 persons)	924,212	410,352	1,334,564	(8)

(1)	Includes all restricted shares granted under the Company’s 1995 Stock Incentive Plan, Stock Plan for Non-Employee Directors or Amended and Restated 2005 Long-Term Incentive Plan (“2005 Long-Term Incentive Plan”) beneficially owned by such Directors and Named Executive Officers and all Directors and Executive Officers as a group as of March 11, 2010.

(2)	Does not include 571 deferred stock units granted to each non-employee Director (other than Messrs. Klipsch and Otten) in 2008 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock on the next anniversary of the date of grant.

(3)	Does not include 1,351 deferred stock units granted to each non-employee Director in 2009 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock in two equal installments on the next two anniversaries of the date of grant.

(4)	Does not include 1,733 deferred stock units granted to each non-employee Director in 2010. These deferred stock units will be converted into shares of common stock in three equal installments on the next three anniversaries of the date of grant.

(5)	Mr. Ballard’s total shares beneficially owned include 5,000 shares owned by his spouse.

(6)	Mr. Braun must be included in this table under the rules of the Securities and Exchange Commission because he is a Named Executive Officer. Mr. Braun’s total shares beneficially owned are reported as of January 31, 2009, his last day as an employee of the Company, and include 29,551 shares owned by his spouse’s revocable trust. Mr. Braun’s right to exercise all or any portion of his stock options expired on December 31, 2009.

(7)	Does not include 833 deferred stock units granted to Mr. Otten on March 6, 2008 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock on the next anniversary of the date of grant.

(8)	Total beneficial ownership represents 1.08% of the outstanding shares of common stock of the Company. This percentage does not include the shares beneficially owned by Mr. Braun because he is no longer an Executive Officer or Director of the Company.

Based upon filings made with the Securities and Exchange Commission in 2010, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s common stock at March 11, 2010 are as follows:

			Percent of
	Common Stock		Outstanding
Beneficial Owner	Beneficially Owned		Common Stock(3)

The Vanguard Group, Inc.	11,605,453	(1)	9.37%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	9,986,380	(2)	8.06%
40 East 52nd Street New York, NY 10022

(1)	Includes 175,239 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. In the aggregate, The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company have sole voting power over 195,539 shares, sole dispositive power over 11,430,214 shares and shared dispositive power over 175,239 shares.

(2)	In the aggregate, BlackRock, Inc. and its affiliates have sole voting power and sole dispositive power over 9,986,380 shares.

(3)	The percentages set forth in the table reflect percentage ownership as of March 11, 2010. The actual filings of these beneficial owners provide percentage ownership as of December 31, 2009.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2009.

EXECUTIVE COMPENSATION

An overview and analysis of the Company’s compensation programs and policies, the material compensation decisions made under those programs and policies with respect to the Executive Officers, and the material factors considered in making those decisions are set forth below. Following this Compensation Discussion and Analysis is a series of tables containing specific data about the compensation earned in 2009 by the following individuals, referred to as the “Named Executive Officers”:

•	George L. Chapman — Chairman, Chief Executive Officer and President

•	Scott A. Estes — Executive Vice President and Chief Financial Officer

•	Jeffrey H. Miller — Executive Vice President-Operations and General Counsel

•	Charles J. Herman, Jr. — Executive Vice President and Chief Investment Officer

•	John T. Thomas — Executive Vice President-Medical Facilities

•	Raymond W. Braun — Former President

On January 31, 2009, Mr. Braun resigned from the Board of Directors and as the President of the Company, and entered into a consulting agreement. See “Employment and Consulting Agreements” below for additional information regarding this consulting arrangement with Mr. Braun.

Compensation Discussion and Analysis

Executive Compensation Program Objectives

The Company’s compensation programs are designed to achieve the following objectives:

•	Attract and retain top Management talent. The executive compensation programs are structured to provide market-competitive compensation opportunities for the Company’s Executive Officers. Target total compensation is generally positioned at the median of the Company’s competitive market in order to attract and retain talented executives who have the necessary experience and skills to do their jobs successfully. Each year, the Compensation Committee conducts a comprehensive review of the Company’s executive compensation programs, including a comparative analysis of its compensation practices versus those of the Company’s peers, a review of the five-year history of the compensation paid to each Executive Officer and an assessment of each Executive Officer’s experience, role in the organization and individual performance. Following this review, the Committee establishes target total compensation opportunities, which may be above or below the market median. As described in more detail below, multi-year vesting of long-term incentive compensation is used to help achieve the Company’s retention objectives.

•	Link compensation realized to the achievement of the Company’s short- and long-term financial and strategic goals. A majority of each Executive Officer’s total direct compensation opportunity is in the form of annual and long-term incentive compensation. Actual compensation may be above or below the targeted level, depending on achievement relative to pre-established performance goals, at both the corporate and individual levels, that are designed to support the Company’s short- and long-term business plans.

•	Align Management and stockholder interests by encouraging long-term stockholder value creation. The long-term incentive component of compensation is granted in the form of Company equity, which aligns Management’s interests with those of the Company’s stockholders. The value realized by the Executive Officer from equity compensation is directly linked to the value created for the Company’s stockholders.

Compensation Committee Procedures

The Compensation Committee is responsible for determining the nature and amount of compensation for the Company’s Chief Executive Officer and for reviewing and approving the compensation for the Company’s other seven Executive Officers. The Committee consists of three non-employee Directors. Jeffrey H. Donahue is the Compensation Committee Chair and William C. Ballard, Jr. and Sharon M. Oster are Committee members.

Compensation Consultant

The Compensation Committee engages Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant to advise the Committee on compensation program design, the components of the Company’s executive compensation programs and the amounts the Company should pay its Executive Officers. Cook & Co. also provides the Committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation programs. Cook & Co. also advises the Committee on the design and amount of compensation for non-employee Directors.

Cook & Co. performs no services for Management unless requested by and on behalf of the Compensation Committee Chair, receives no compensation from the Company other than for its work in advising the Committee and maintains no other economic relationships with the Company. The consultant generally attends meetings of the Committee, and the Chair of the Committee frequently interacts with the consultant between meetings to define the nature of work to be conducted, to review materials to be presented at Committee meetings and to obtain the consultant’s opinion and perspective on proposals prepared by Management. As part of the process of assessing the effectiveness of the Company’s compensation programs and assisting with implementation, the consultant also interacts with members of Management. The consultant’s primary contacts with Management are the Executive Vice President and Chief Financial Officer and the Senior Vice President-Administration and Corporate Secretary.

Input of Executive Officers on Compensation

The Compensation Committee receives input from certain Executive Officers on a variety of issues related to compensation.

•	The Chairman, Chief Executive Officer and President provides an assessment of the individual performance achievement of the other Executive Officers. This individual performance assessment determines a portion of each Executive Officer’s annual and long-term incentive compensation. In addition, the Chairman, Chief Executive Officer and President provides input on salary increases and increases to incentive compensation opportunities for the Executive Officers. The Committee takes these recommendations into consideration when determining earned incentive compensation and when setting compensation opportunities for the coming year.

•	Each year, Management establishes an annual plan for the Board’s review, which includes financial budgets and key strategic objectives for the Company. The Committee has designed the compensation programs to reward the achievement of certain financial and strategic objectives included in the annual plan. Because members of Management prepare the initial plan, they have input into the performance measures and goals used in the incentive programs.

•	The Company’s Executive Vice President and Chief Financial Officer assists the Compensation Committee in assessing the financial impact of compensation decisions.

•	The Company’s Senior Vice President-Administration and Corporate Secretary assists the Committee in administering the compensation programs, including the Company’s 2005 Long-Term Incentive Plan, and ensuring that all relevant documentation and disclosures are completed (e.g., filings with the Securities and Exchange Commission, legal documents, etc.).

Annual Review of Executive Compensation

Each year, with the assistance of its independent consultant, the Compensation Committee conducts a comprehensive review of the executive compensation programs in terms of program design and compensation levels. This year, the results of the competitive review were first presented and discussed at the Committee meeting held on May 7, 2009.

The 2009 review first examined the appropriateness of the peer group used for compensation and performance comparisons. Given the Company’s growth, it became apparent that the Compensation Committee needed to change some of the companies in the peer group so that the Company would be positioned in the median range in terms of various size measures. As a result, the Compensation Committee eliminated some of the smaller REITs from the peer group and added some larger REITs.

The comparative peer group used in 2009 included three REITs in the health care sector and seven other REITs of similar size to the Company in terms of market and total capitalization. These REITs were:

Alexandria Real Estate Equities, Inc.	Host Hotels & Resorts, Inc.
AMB Property Corporation	Kimco Realty Corporation
AvalonBay Communities, Inc.	Nationwide Health Properties, Inc.
Boston Properties, Inc.	UDR, Inc.
HCP, Inc.	Ventas, Inc.

Companies from the 2008 peer group that were not included in the 2009 peer group include: Developers Diversified Realty Corp., Duke Realty Corporation, Federal Realty Investment Trust, Healthcare Realty Trust Incorporated, Liberty Property Trust, The Macerich Company, Regency Centers Corporation and Weingarten Realty Investors. Peers that were in both the 2008 and 2009 peer groups include: Alexandria Real Estate Equities, Inc., AMB Property Corporation, HCP, Inc., Nationwide Health Properties, Inc., UDR, Inc. and Ventas, Inc. Companies

new to the peer group in 2009 include: AvalonBay Communities, Inc., Boston Properties, Inc., Host Hotels & Resorts, Inc. and Kimco Realty Corporation.

This review included a competitive analysis of the Company’s compensation practices versus those of its peers. The comprehensive review included a competitive benchmarking analysis for the Company’s top-five Executive Officers, including Messrs. Chapman, Estes, Miller, Herman and Thomas. The competitive benchmarking included all components of pay: base salary, annual incentive compensation, total annual compensation (base salary plus annual incentive compensation), long-term incentive compensation, total direct compensation (total annual compensation plus long-term incentive compensation), other compensation (perquisites, change in pension values and non-qualified deferred compensation, etc.) and total compensation. Finally, the Committee reviewed a five-year history of each compensation component individually and annualized compensation in total, as a form of “tally sheet” to track compensation earned over time. This annual comprehensive review enabled the Committee to identify those Executive Officers whose target compensation levels deviated from the desired median competitive positioning, to examine the link between pay and performance in the Company’s compensation programs, and to plan compensation adjustments accordingly. The Committee used the benchmarking data and the tally sheet in assessing internal pay relationships among Executive Officers and in making decisions regarding adjustments to each Executive Officer’s compensation opportunities.

Findings from this review indicated that Mr. Chapman’s target total direct compensation approximated the market median of the peer group, and his actual total direct compensation for the prior year was between the median and 75th percentile, despite the fact that the Company’s performance was near the peer group maximum in terms of one, three, and five-year total shareholder return. The findings also indicated that both target and actual total direct compensation for Messrs. Estes, Miller, Herman and Thomas were below the 25th percentile of the peer group average of the second through fifth highest paid executives, which was in contrast with the Company’s upper-quartile historical performance.

May 7, 2009 Meeting.  Based on the results of the competitive review discussed at the May meeting, the Compensation Committee decided to adjust annual and long-term incentive opportunities for Messrs. Chapman, Estes, Miller, Herman and Thomas to bring target pay opportunities closer to the market median. The Compensation Committee did not adjust base salaries at the May 7, 2009 meeting.

January 28, 2010 Meeting.  At the January 28, 2010 meeting, the Committee reviewed the Company’s performance for 2009 against the pre-established performance measures and goals and approved the dollar amount of annual and long-term incentive compensation earned for each Executive Officer. Long-term incentive grants for 2009 performance were approved by the Committee and made on January 28, 2010. Cash bonuses for the Executive Officers for 2009 performance were approved by the Committee on January 28, 2010 and paid in February 2010. At the January 28, 2010 meeting, the Committee also reviewed and approved adjustments to base salaries for 2010 for each of the Executive Officers.

Compensation Elements

The Company’s executive compensation programs have the following elements:

•	Base salary

•	Annual incentives (cash bonuses)

•	Long-term incentives

•	Benefits and perquisites

Base Salary

Base salaries are paid because some minimum level of fixed compensation is necessary to attract and retain executive talent. Base salaries are generally targeted to the competitive market median, but may deviate from this competitive position based on the scope of the individual’s role in the organization, his or her level of experience in the current position and individual performance. Base salaries are reviewed annually and may be adjusted to better match market competitive levels and/or to recognize an individual’s growth and development in his or her position. The base salaries for the Named Executive Officers are as follows:

Executive	2009		2010	% Increase

George L. Chapman	$640,338		$653,145	2.0%
Scott A. Estes	325,000		331,500	2.0%
Jeffrey H. Miller	325,000		331,500	2.0%
Charles J. Herman, Jr.	304,876		315,000	3.3%
John T. Thomas	290,000	(1)	315,000	8.6%
Raymond W. Braun	837,045	(2)	N/A	N/	A

(1)	Mr. Thomas joined the Company as Executive Vice President-Medical Facilities on January 19, 2009 at an annual base salary of $290,000. Mr. Thomas received $276,987 in salary in 2009.

(2)	Mr. Braun received $37,045 in salary for the first month of 2009. On January 31, 2009, Mr. Braun resigned from the Board of Directors and as the President of the Company, and entered into a consulting agreement. Under the consulting agreement, Mr. Braun received a base consulting fee of $800,000 in 2009. See “Employment and Consulting Agreements” below for additional information regarding this consulting arrangement with Mr. Braun.

Salary increases for Messrs. Chapman, Estes and Miller of 2.0% were consistent with base salary for all other employees. The salaries of Messrs. Herman and Thomas were increased by more than 2.0% in order to bring their salaries closer to those of Messrs. Estes and Miller. The Compensation Committee wanted target pay opportunities for these four executives to be fairly equivalent because the Committee believes the roles and responsibilities of each executive, while different, are of generally equal importance to the Company. Mr. Chapman’s base salary, on the other hand, is higher than the other executives because, as Chairman, Chief Executive Officer and President, Mr. Chapman has greater overall responsibility for setting strategy and ensuring the Company’s success.

Annual Incentives

In 2009, Messrs. Chapman, Estes, Miller, Herman and Thomas participated in the annual incentive program, which provides rewards for the achievement of certain performance objectives tied to the Company’s annual business plan, as well as achievement of individual performance objectives. Under this program, a range of earnings opportunity is established for each executive at the beginning of the performance period, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and high). Annual incentives are paid in cash in the first quarter of the year following the performance year (e.g., 2009 bonuses were paid in the first quarter of 2010).

The corporate performance measures were adjusted slightly in 2009 to better support the Company’s strategic objectives for the year.

•	Funds from Operations (FFO) per share (weighted 40%). As in prior years, normalized FFO per share was a significant component, but the weighting was 40% in 2009 as compared to 65% in 2008, in order to enable the program to also focus on other measures important to the Company’s business strategy for the year. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For purposes of calculating incentive compensation, FFO per share is adjusted for unusual and non-recurring items. If the Company achieves a level of FFO per share as a result of inappropriate amounts of leverage, the Committee may determine that bonuses should not be paid for this goal.

•	Strategic Repositioning (weighted 15%). This new measure was included to provide incentives to successfully execute the Company’s strategy of increasing the percentage of the real estate portfolio categorized as combination facilities, which provide multiple levels of service, and medical facilities, which include medical office buildings and hospitals.

•	Core MOB NOI (weighted 10%). This new measure focused Management on increasing net operating income (NOI) of the core medical office building (MOB) assets. NOI is defined as total revenues, including tenant reimbursements, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense.

•	Liquidity Preservation (weighted 25%). Given the tight credit markets in 2009, the Company wanted to ensure it had sufficient liquidity to cover its debt obligations. Therefore, a liquidity preservation measure was added, which was calculated (as of the end of each quarter in 2009) as the value of cash and line of credit availability less debt maturities and unfunded development over the next 24 months. In addition, if the quarterly net liquidity “score” was greater than $0, then the face amount of 2011-2012 debt maturities that was retired in the quarter was added to the score. The net liquidity score (from below threshold to maximum) for each of the four quarters was averaged to determine the overall score for this measure for 2009.

•	Maintain Credit Ratings (weighted 10%). This measure, which refers to the Company’s credit ratings by Moody’s Investors Service and Standard & Poor’s Ratings Services, its weighting, and its goals remained the same in 2009 as in prior years. Maintenance of credit ratings by both Moody’s Investors Service and Standard & Poor’s Ratings Services represented “high” performance.

•	Net Real Estate Investments. A net real estate investment goal was not included in 2009 because increasing net investments was not one of the Company’s primary objectives for the year.

The corporate performance measures and weightings set by the Compensation Committee for 2009 under the annual incentive program, as well as the Company’s achievement for each goal, were as follows:

2009 Annual Incentive Corporate Performance Measures

Measure	Weighting	Threshold	Target	High	Actual

Normalized FFO per Share	40%	$2.98	$3.14	$3.30	$3.13

Strategic Repositioning (% of Combination/ Medical Facilities in Portfolio)	15%	69.6%	70.1%	71.1%	69.3%(1)

Core MOB NOI	10%	$80.5 Million	$84.7 Million	$88.9 Million	$84.3 Million

Liquidity Preservation	25%	$(100 Million)	$0 Million	$200 Million	$466 Million

Maintain Credit Ratings	10%	N/A	Maintain One	Maintain Both	Maintained Both

(1)	Combination/medical facilities comprised only 69.3% of the Company’s portfolio at the end of 2009 in part because the Company made the strategic decision to sell certain underperforming medical office buildings and hospitals during the year. The Committee considered the fact that Management took such action because it was in the best long-term interests of the Company, even though it hurt the score on this performance measure. As a result, the Committee decided to rate the Company’s performance at the threshold level for this measure.

For Mr. Chapman, 80% of the bonus was determined by corporate performance, as defined above, and 20% by individual performance. The corporate component was set at 80% because the Committee believes that almost all of the Chairman, Chief Executive Officer and President’s annual incentive compensation should be based on overall corporate performance given his high level of responsibility for the Company’s performance. For Messrs. Estes, Miller, Herman and Thomas, 60% of the bonus is determined by corporate performance and 40% by individual performance. The Committee believes that overall corporate performance should be the primary basis for determining annual incentives for these four executives, but gave individual performance a heavier weighting (as compared to Mr. Chapman) to reflect the importance of several strategic initiatives for which each of these executives is primarily responsible.

Factors considered in the assessment of individual performance include: implementation of targeted investment strategies, including initiatives relating to combination senior housing properties, continuing care retirement communities and modern medical facilities, professional development of and succession planning for Management, accountability with rating agencies and effective capital raising and communication with investors. The Chairman, Chief Executive Officer and President provides recommendations for individual performance scores for the Executive Officers who report to him, based on his assessment of performance versus the individual factors. The Committee assesses the Chairman, Chief Executive Officer and President’s performance against his individual factors to determine his individual performance score. For 2009, the Committee determined that each of Messrs. Chapman, Estes, Miller, Herman and Thomas achieved between the target and high level of individual performance. For Mr. Chapman, as Chairman, Chief Executive Officer and President, important factors included the direction and performance of the Company, the effectiveness of his leadership and the implementation of investment strategies. For Mr. Estes, as Executive Vice President and Chief Financial Officer, important factors included maintaining adequate liquidity, strategic positioning in equity and debt markets, overseeing enterprise risk management and maintaining credit ratings. For Mr. Miller, as Executive Vice President-Operations and General Counsel, important factors included recruiting high quality personnel and operational and legal support and transitioning under-performing assets. For Mr. Herman, as Executive Vice President and Chief Investment Officer, important factors included maintaining effective marketing, investing at attractive rates, strategic repositioning to combination/medical facilities and exploring joint venture opportunities. For Mr. Thomas, as Executive Vice President-Medical Facilities, important factors included overseeing the medical facilities group, recruiting high quality personnel, exploring joint venture opportunities and maintaining effective marketing.

The table below illustrates each executive’s total annual incentive earnings opportunity, taking into consideration both corporate and individual performance, under the annual incentive program, and the actual bonuses for 2009 performance that were approved at the Committee’s January 28, 2010 meeting.

	2009 Annual Incentive Opportunity
	(as a % of Base Salary)			2009 Bonus Earned
	Threshold	Target	High	% of Base Salary	Amount

Chapman	75%	150%	300%	196%	$1,254,452
Estes	50%	100%	150%	115%	373,595
Miller	50%	100%	150%	115%	373,595
Herman	50%	100%	150%	115%	350,462
Thomas	50%	100%	150%	115%	333,362

Long-Term Incentives

In 2009, Messrs. Chapman, Estes, Miller, Herman and Thomas participated in the Company’s long-term incentive program. The objectives of the long-term incentive program are to promote achievement of performance goals, to focus Executive Officers on creating long-term value for the Company’s stockholders, and to assist the Company in attracting and retaining key executives. Similar to the annual incentive program, long-term incentive awards for the year are based on the achievement of pre-established corporate and individual goals for the performance year. For each executive, a range of earnings opportunity, expressed in dollar values, is established at the beginning of the performance period corresponding to three levels of performance (threshold, target and high) for long-term incentive compensation. Seventy-five percent of the value of the long-term incentive compensation award is based on corporate performance goals set by the Compensation Committee (15% based on the Company’s total stockholder return relative to the NAREIT index, 15% based on the Company’s total stockholder return versus a peer index of health care REITs, and 45% based on the corporate performance score under the annual incentive program), and the remaining 25% is based on individual performance. The corporate performance goals for 2009, as well as the achievement level for each goal, were as follows:

2009 Long-Term Incentive Performance Measures

	Weighting	Threshold	Target	High	Actual

Three-Year Annualized Total Stockholder Return vs. NAREIT Index(1)	15%	Index − 4% (−16.8%)	At Index (−12.8%)	Index + 4% (−8.8%)	7.4%
Three-Year Annualized Total Stockholder Return vs. LTIP Peer Group(1)(2)	15%	Peer Group − 4% (0.7%)	Peer Group (4.7%)	Peer Group + 4% (8.7%)	7.4%
Annual Incentive Corporate Measures	45% (in the aggregate)	Based on corporate performance measures and actual performance under the annual incentive program, utilizing the following weightings:
		Normalized FFO per Share = 18%			See page 17
		Strategic Repositioning = 6.75% Core MOB NOI = 4.5% Liquidity Preservation = 11.25% Maintain Credit Ratings = 4.5%
Qualitative/Individual Performance	25%

(1)	If absolute total stockholder return is at least 8% on a compound annualized basis, the Executive Officers receive the threshold payout for these measures. Total stockholder return represents share price appreciation over the specified period plus dividends (assuming reinvestment of dividends in additional shares), on a compound, annualized basis.

(2)	LTIP peer group included HCP, Inc., Healthcare Realty Trust Incorporated, Nationwide Health Properties, Inc., Senior Housing Properties Trust and Ventas, Inc.

Each of Messrs. Chapman, Estes, Miller, Herman and Thomas achieved between the target and high level of individual performance. The assessment of individual performance was based on the same factors as used to determine individual performance in the annual incentive program.

Long-term incentive amounts earned are delivered through equity grants from the 2005 Long-Term Incentive Plan. Consistent with the grant-type mix used in prior years, the Committee determined that 75% of the value of long-term incentive compensation earned for 2009 should be granted in the form of shares of restricted stock and 25% should be granted in the form of stock options. The long-term incentive mix is heavily weighted toward restricted stock because restricted stock provides a strong incentive to create and preserve long-term stockholder value. Stock options are used to add share price performance leverage into the program. Stock options have no value to the holder unless value is created for the Company’s stockholders through share price appreciation. Generally, equity grants made on an annual basis vest ratably over five years. This multi-year vesting creates a retention mechanism for the Executive Officers and subjects them to the same share price risk over a long-term period as other investors, thereby aligning their interests with those of the Company’s stockholders.

The 2009 long-term incentive earnings opportunities are reflected in the “2009 Grants of Plan-Based Awards Table” below as dollar amounts. Amounts reflected as “2009 LTI Earned” are not included in the “Summary Compensation Table” because they were granted in restricted shares and stock options in 2010. They will be included in the Summary Compensation Table for the proxy statement filed in 2011 which will show equity grants made in 2010. The table below outlines the long-term incentive earnings opportunities for 2009 and the amounts that were approved at the Committee’s January 28, 2010 meeting.

				2009 LTI Earned
	2009 Long-Term Incentive (LTI)			Grant	Number of Shares/Options
	Opportunities			Date	Restricted	Stock
	Threshold	Target	High	Fair Value	Shares(1)	Options(2)

Chapman	$1,000,000	$2,000,000	$4,000,000	$2,985,770	51,729	95,453
Estes	400,000	600,000	900,000	743,705	12,885	23,776
Miller	400,000	600,000	900,000	743,705	12,885	23,776
Herman	400,000	600,000	900,000	743,705	12,885	23,776
Thomas	400,000	600,000	900,000	743,705	12,885	23,776

(1)	Based on a per share grant price of $43.29, the closing price of the Company’s common stock on January 28, 2010, the date of grant.

(2)	The grant date fair value of each option was $7.82, calculated using the Black-Scholes option valuation methodology and the following assumptions: exercise price and current price of $43.29, 34.08% volatility, 7-year expected term, 6.28% dividend yield and 3.23% risk-free interest rate.

Stock Options with DERs.  From 2004 through 2008, the stock option component was split evenly between stock options with dividend equivalent rights (“DERs”) and stock options without DERs (“plain vanilla” stock options). Options with DERs entitle the optionholder to receive a cash payment equal to the dividend paid on a share of the Company’s common stock. Options with DERs are used because they reward total stockholder return, in the form of both share price appreciation and dividends. As a REIT, the Company has a high dividend distribution requirement, so a significant portion of stockholder return is provided in the form of dividends.

Upon vesting, the holder of each DER receives a lump sum cash payment equal to all the dividends paid on a share of common stock from the date the DER was granted to the date the DER vested. After vesting, unless otherwise specified in the award agreement, the holder of each DER receives a cash payment equal to the value of the dividends paid on a share of common stock at the same time dividends are paid to the common stockholders. Originally, the DERs were to terminate on the earlier of the 10th anniversary of the grant of the DER or the date that the underlying stock option was exercised. However, based on informal statements from the Internal Revenue Service (the “IRS”) suggesting that DERs that terminate upon exercise of the underlying stock option will cause the underlying stock option to become subject to, and automatically violate, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the stock option agreements were amended on December 29, 2008 to provide for DER payments for a fixed term, regardless of whether the underlying stock option had been exercised. The fixed term for each grant of DERs was chosen so that the fair value of the award was the same before and after the modification, resulting in no incremental expense to the Company. The table below sets forth the termination dates of the DERs on each of the outstanding grants, as a result of these amendments.

Termination Date
Stock Option with DER Grant Date	of DERs

January 26, 2004	June 30, 2013
January 24, 2005	September 30, 2013
January 23, 2006	December 31, 2014
January 22, 2007	September 30, 2016
January 21, 2008	March 31, 2017

The preferred design would be for the DERs to terminate upon exercise of the underlying stock option because upon exercise of the stock option, the employee will hold the common shares and be entitled to receive actual dividends. Continuation of the DER payments after exercise of the underlying stock options will result in the payment of “double” dividends. Because of the IRS statements described above, the Compensation Committee decided not to make any further grants of stock options with DERs unless the IRS clarifies that DERs that terminate upon exercise of the underlying stock option will not cause the underlying stock option to be subject to Section 409A.

Timing of Awards

Under the equity granting policy, grants to the Named Executive Officers and other employees are approved by the Compensation Committee on the date of the January Board meeting, or if later, as soon as possible following the calculation of the corporate performance measures and the completion of annual reviews of the Named Executive Officers and review and consideration of compensation recommendations. Grant values are converted to shares based on the closing price of the Company’s common stock on the date of grant. The exercise price of stock options is the closing price of the Company’s common stock on the date of grant.

Benefits and Perquisites

Executive Officers participate in the same benefit programs as all other Company employees, including health and dental insurance, group life insurance, short- and long-term disability coverage, partial reimbursement of health club/gym membership fees and participation in the Company’s tax-qualified retirement plan and trust (the “401(k) Plan”). In addition, Messrs. Chapman and Braun (until January 31, 2009, when his employment agreement expired) each received certain perquisites in 2009, including:

•	Membership dues for two dining/country clubs for Mr. Chapman and one club for Mr. Braun — these memberships are frequently used by the executives for business purposes

•	Term life insurance policies — these policies provide financial security to the executive’s survivor in the event of the executive’s death

•	Supplemental Executive Retirement Plan (“SERP”) — the SERP provides long-term financial security and retirement savings for the executive (see “2009 Pension Benefits Table” below for additional information)

The Committee reviews the Company’s policies with respect to perquisites on a regular basis. Mr. Chapman is entitled to receive these perquisites in 2010. See Note 7 to the “Summary Compensation Table” for additional information regarding perquisites, including the dollar values of the perquisites provided by the Company in 2009.

  Supplemental Executive Retirement Plan

The SERP is a non-qualified defined benefit pension plan adopted by the Compensation Committee on January 1, 2001. During 2009, Messrs. Chapman and Braun were the only participants in the SERP. Mr. Braun’s employment ceased as of January 31, 2009, so Mr. Chapman was the only participant in the SERP for the remainder of 2009 and will be the only participant in the SERP for 2010. The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. “Average compensation” is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement. The actuarial equivalent of the benefit provided by the Company’s 401(k) Plan represents the value of Company contributions to the participant’s plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction.

Total Compensation Compared to the Market Median

When examining comparisons to external data, it is important to understand the dynamic executive compensation environment the Company has faced over the past several years. Executive compensation levels among REITs have increased significantly, and as the Company has grown and is now included in the S&P 500 Index, its relevant comparative peer group has included larger companies with higher levels of executive compensation. The combination of these two factors has resulted in dramatic year-over-year changes in competitive medians. Although the Committee’s intention is to generally provide market-competitive levels of compensation, which it has defined as median compensation, the Committee has also been prudent in granting year-over-year increases in compensation to the Executive Officers. As a result, the actual increases in target compensation opportunities, while substantial, have not brought all Executive Officers’ target pay opportunities to the peer group median. In addition, as previously discussed, the Committee considers many other factors besides external market data when setting target compensation opportunities.

Mr. Chapman’s compensation was compared to other chief executive officers within the peer group. His actual total direct compensation earned for 2009 was above the 75th percentile of the peer group, which was due to above-target corporate performance and his strong individual performance. Mr. Estes’ compensation was compared to other chief financial officers as well as the average of the second through fifth highest paid executives within the peer group. As compared to other chief financial officers, Mr. Estes’ actual total direct compensation earned for 2009 was slightly above the peer group median. As compared to the average of the second through fifth highest paid executives, his actual total direct compensation was in the lower quartile. Mr. Miller’s compensation was compared to other general counsel as well as to the average of the second through fifth highest paid executives within the peer group. As compared to other general counsel, Mr. Miller’s actual total direct compensation earned for 2009 was at the peer group median. As compared to the average of the second through fifth highest paid executives, his actual total direct compensation was in the lower quartile. The compensation of Messrs. Herman and Thomas was compared to the average of the second through fifth highest paid executives within the peer group. Actual total direct compensation earned by Messrs. Herman and Thomas for 2009 was in the lower quartile of the peer group.

As discussed above, the Committee adjusted the annual and long-term incentive opportunities for Messrs. Estes, Miller, Herman and Thomas in May 2009 to bring target pay opportunities closer to the market median. However, at the time these target opportunities were established, they remained below the market median as compared to the average of the second through fifth highest paid executives within the peer group. This reflects the Committee’s prudence in granting year-over-year increases in compensation to the Executive Officers and the generally high levels of executive compensation paid by the peer group, particularly to the second highest paid executives within the peer group.

Ownership Guidelines

Executive Officers are required to own shares of the Company’s common stock with a fair market value of at least three times their base salary (five times for the Chief Executive Officer). Non-employee Directors are required to own shares of the Company’s common stock with a fair market value of at least $150,000. Shares owned directly and indirectly, restricted shares and deferred stock units count towards the ownership requirement, but unexercised stock options do not. Executive Officers and non-employee Directors have five years from their date of hire or appointment, as applicable, to achieve the required ownership level. As of December 31, 2009, each of Messrs. Chapman, Estes, Miller, Herman and Thomas and each of the non-employee Directors were in compliance with the ownership requirement.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Named Executive Officers under Section 162(m) of the Code. Although the Company does not pay corporate federal income taxes (except with respect to its taxable REIT subsidiaries) because it is a real estate investment trust, the Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. Certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. As mentioned above, however, since the Company does not pay corporate federal income taxes (except with respect to its taxable REIT subsidiaries), the loss of this deduction would not have adverse consequences for the Company. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but the Committee reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of the Company with Management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Jeffrey H. Donahue, Compensation Committee Chair
William C. Ballard, Jr., Compensation Committee Member
Sharon M. Oster, Compensation Committee Member

Summary Compensation Table

The table below presents the total compensation awarded to, earned by, or paid to the Named Executive Officers.

							Changes in
							Pension Value
							& Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	(1)	($)	($)(3)	($)(4)	($)(5)	($)	($)	($)(8)	($)

George L. Chapman	2009	$640,338	$0	$1,444,258	$481,423	$1,254,452	$808,600 (7)	$41,831	$4,670,902
Chairman, Chief	2008	624,720	0	1,369,112	456,372	866,821	582,177	29,716	3,928,918
Executive Officer and President	2007	570,000	0	6,546,981	353,130	738,671	370,745	51,566	8,631,093
Scott A. Estes	2009	325,000	0	444,296	148,101	373,595	0	12,250	1,303,242
Executive Vice President and Chief	2008	297,000	0	342,278	114,088	306,794	0	11,500	1,071,660
Financial Officer	2007	270,000	0	297,519	56,562	254,571	0	29,500	908,152
Jeffrey H. Miller	2009	325,000	0	444,296	148,101	373,595	0	12,250	1,303,242
Executive Vice President-Operations	2008	312,000	0	342,278	114,088	322,288	0	11,500	1,102,154
and General Counsel
Charles J. Herman, Jr.	2009	304,876	0	518,148	172,721	350,462	0	12,250	1,358,457
Executive Vice President and Chief	2008	297,440	0	475,914	158,643	351,141	0	11,500	1,294,638
Investment Officer	2007	286,000	0	281,240	93,754	275,000	0	29,500	965,494
John T. Thomas	2009	276,987 (2)	0	195,008	0	333,362	0	3,625	808,982
Executive Vice President-Medical Facilities
Raymond W. Braun	2009	837,045	0	0	0	1,352,165 (6)	0 (7)	42,506	2,231,716
Former President	2008	444,538	0	893,197	297,729	566,367	55,162	22,341	2,279,334
	2007	405,600	0	3,075,068	153,117	461,058	0	41,372	4,136,215

(1)	No compensation information is provided for the years in which Messrs. Miller and Thomas were not Named Executive Officers.

(2)	Mr. Thomas joined the Company as Executive Vice President-Medical Facilities on January 19, 2009 at an annual base salary of $290,000.

(3)	The cash annual incentive awards are included in “Non-Equity Incentive Plan Compensation” because the performance goals were established and communicated at the beginning of the year.

(4)	Amounts set forth in this column represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock grants to the Named Executive Officer and are based on the share prices on the respective dates of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant), which were $37.00, $40.83, and $45.73 for grants on January 29, 2009, January 21, 2008, and January 22, 2007, respectively. The grant-date fair value excludes the effect of possible forfeitures (in accordance with SEC rules) for awards subject to time-based vesting and awards subject to performance conditions.

(5)	Amounts set forth in this column represent the grant-date fair value calculated in accordance FASB ASC Topic 718 for stock option grants to the Named Executive Officers. The Black-Scholes option valuation methodology was used based on estimates as of the grant date. In using such methodology, the following assumptions were used:

	Exercise Price
	(Share Price at	Expected	Estimated	Dividend
Grant Date	Grant Date)	Term (Years)	Volatility	Yield	Risk-Free Rate

1/29/09	$37.00	7	29.36%	7.35%	2.33%
1/21/08	40.83	6.5	20.52%	6.47%	3.42%
1/22/07	45.73	5	19.90%	5.60%	4.74%

The fair value of options with DERs granted in 2008 and 2007 also includes the net present value of projected future dividend payments over the expected life of the option discounted at the dividend yield rate.

(6)	Includes $1,284,808 in compensation earned under the long-term incentive program paid in the form of cash in connection with the expiration of his employment agreement on January 31, 2009. The Committee decided to pay Mr. Braun this amount because the Company’s corporate and Mr. Braun’s individual performance goals had been achieved. The Committee determined that cash was a more appropriate vehicle by which to pay the earned amount, as opposed to equity, given that Mr. Braun would serve as a consultant to the Company for the remainder of 2009. Also includes $67,357 in payment of accrued benefits in connection with stock options with DERs.

(7)	Amount represents the change in lump-sum present value of the SERP benefit, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Plan.

(8)	“All Other Compensation” includes the following:

	Company	Term Life	Club
	Contribution to	Insurance	Membership	Payments under
Name	401(k) Plan	Premiums(a)	Dues(a)	the SERP(b)	Total

Chapman	$12,250	$5,100	$24,481	$0	$41,831
Estes	12,250	0	0	0	12,250
Miller	12,250	0	0	0	12,250
Herman	12,250	0	0	0	12,250
Thomas	3,625	0	0	0	3,625
Braun	12,250	0	495	29,761	42,506

(a)	See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Benefits and Perquisites” for additional information regarding the term life insurance premiums and club membership dues paid by the Company on behalf of Messrs. Chapman and Braun.

(b)	See “Executive Compensation — 2009 Pension Benefits Table” for additional information regarding the payment to Mr. Braun under the SERP in connection with the cessation of his employment with the Company.

2009 Grants of Plan-Based Awards Table

The table below provides information regarding grants of awards to the Named Executive Officers under the Company’s long-term incentive plans.

		Estimated Future Payments Under			Estimated Future Payments Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	($)	($)	($)

George L. Chapman	1/29/09(1)	$480,254	$960,507	$1,921,014
	1/29/09(2)				$1,000,000	$2,000,000	$4,000,000
Scott A. Estes	1/29/09(1)	$162,500	$325,000	$487,500
	1/29/09(2)				400,000	600,000	900,000
Jeffrey H. Miller	1/29/09(1)	$162,500	$325,000	$487,500
	1/29/09(2)				400,000	600,000	900,000
Charles J. Herman, Jr.	1/29/09(1)	$152,438	$304,876	$457,314
	1/29/09(2)				400,000	600,000	900,000
John T. Thomas	1/29/09(1)	$145,000	$290,000	$435,000
	1/29/09(2)				400,000	600,000	900,000
Raymond W. Braun(3)	—	—	—	—	—	—	—

(1)	Represents annual incentive program earnings opportunity. The actual amount earned by each of the Named Executive Officers under the annual incentive program in 2009 is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents long-term incentive earnings opportunity for 2009. Based on 2009 performance, actual awards were granted on January 28, 2010 in a combination of restricted shares and options, according to the table on page 20.

(3)	The Company entered into a consulting agreement with Mr. Braun that expired on December 31, 2009. Mr. Braun received a base consulting fee of $800,000 but did not receive a discretionary bonus.

Employment and Consulting Agreements

The Company has employment agreements with each of Messrs. Chapman, Estes, Miller, Herman and Thomas. The Company had a consulting agreement with Mr. Braun that expired December 31, 2009.

George L. Chapman — Employment Agreement

The Company has entered into an employment agreement with George L. Chapman, Chairman, Chief Executive Officer and President of the Company, that will expire on January 31, 2011. Mr. Chapman receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. In addition, the Company pays the initiation fees and membership dues for two dining/country clubs, costs relating to up to three business-related conferences, conventions or seminars attended by Mr. Chapman each year and the costs required to maintain a disability insurance policy on Mr. Chapman. The Company also provides Mr. Chapman with reimbursement for the costs of physical examinations. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Chapman upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Special Retention and Incentive Award.  On January 22, 2007, Mr. Chapman received a grant of 60,000 shares of restricted stock as a special retention and incentive award. The restrictions on these shares lapsed on January 31, 2010 because Mr. Chapman remained employed by the Company through that date. Mr. Chapman also received a grant of 60,000 shares in performance awards with DERs, which were paid in shares of common stock on January 31, 2010 because Mr. Chapman remained employed by the Company through that date and the Company met certain strategic objectives. Mr. Chapman received DER payments with respect to 30,000 of the performance awards as dividends were paid on shares of common stock during the vesting period, and DER payments on the remaining 30,000 performance awards were paid in the form of shares of common stock on January 31, 2010, the date when the underlying shares of common stock were earned by Mr. Chapman.

Scott A. Estes — Employment Agreement

The Company has entered into an employment agreement with Scott A. Estes, Executive Vice President and Chief Financial Officer of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Estes receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Estes upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Jeffrey H. Miller — Employment Agreement

The Company has entered into an employment agreement with Jeffrey H. Miller, Executive Vice President-Operations and General Counsel of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Miller receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Miller upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Charles J. Herman, Jr. — Employment Agreement

The Company has entered into an employment agreement with Charles J. Herman, Jr., Executive Vice President and Chief Investment Officer of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Herman receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Herman upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

John T. Thomas — Employment Agreement

The Company has entered into an employment agreement with John T. Thomas, Executive Vice President-Medical Facilities of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Thomas receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Thomas upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Raymond W. Braun — Consulting Agreement

The employment agreement between the Company and Raymond W. Braun, formerly the President of the Company, expired on January 31, 2009. Mr. Braun received a cash bonus for his performance in 2008 and his long-term incentive compensation award for performance in 2008 was paid in cash. In connection with such expiration, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun had the right to exercise all or any portion of such stock options until December 31, 2009. See “Executive Compensation — 2009 Pension Benefits Table” for information regarding the payment to Mr. Braun under the SERP in connection with the cessation of his employment with the Company.

The Company entered into a consulting agreement with Mr. Braun that expired on December 31, 2009. Mr. Braun received a base consulting fee of $800,000 during 2009. For a description of the provisions of the consulting agreement regarding compensation and benefits payable to Mr. Braun upon his termination, see “Potential Payments Upon Termination or Change in Corporate Control” below.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity-based awards granted to the Named Executive Officers under the Company’s long-term incentive plans.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
						Market	Awards: # of	Market or
						Value of	Unearned	Payout Value
	# of	# of				Shares or	Shares,	of Unearned
	Securities	Securities			# of Shares	Units of	Units or	Shares, Units
	Underlying	Underlying	Option		or Units of	Stock That	Other	or Other
	Unexercised	Unexercised	Exercise	Option	Stock That	Have Not	Rights That	Rights That
	Options	Options	Price	Expiration	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested	($)	Vested (#)	Vested ($)

George L. Chapman	0	109,914	$37.00	1/29/19(2)
	2,469	9,872	40.83	1/21/18(1)
	12,138	48,550	40.83	1/21/18(2)
	4,292	6,435	45.73	1/22/17(1)
	12,703	19,053	45.73	1/22/17(2)
	6,667	4,444	36.50	1/23/16(1)
	27,524	18,348	36.50	1/23/16(2)
	18,559	4,639	34.88	1/24/15(1)
	42,262	0	37.00	1/26/14(1)
	35,758	0	25.82	1/27/13(2)
	10,000	0	24.42	12/12/11(2)
					154,598	$6,851,783(3)
							60,000	$2,659,200(3)
Scott A. Estes	0	33,813	$37.00	1/29/19(2)
	617	2,468	40.83	1/21/18(1)
	3,035	12,137	40.83	1/21/18(2)
	688	1,030	45.73	1/22/17(1)
	2,036	3,051	45.73	1/22/17(2)
	959	638	36.50	1/23/16(1)
	3,957	2,637	36.50	1/23/16(2)
	2,512	627	34.88	1/24/15(1)
	6,015	0	37.00	1/26/14(1)
					26,827	1,188,973(3)	—	—
Jeffrey H. Miller	0	33,813	$37.00	1/29/19(2)
	617	2,468	40.83	1/21/18(1)
	3,035	12,137	40.83	1/21/18(2)
	688	1,030	45.73	1/22/17(1)
	2,036	3,051	45.73	1/22/17(2)
	959	638	36.50	1/23/16(1)
	3,957	2,637	36.50	1/23/16(2)
	2,512	627	34.88	1/24/15(1)
					24,712	1,095,236(3)	—	—
Charles J. Herman, Jr.	0	39,434	$37.00	1/29/19(2)
	858	3,432	40.83	1/21/18(1)
	4,220	16,876	40.83	1/21/18(2)
	1,140	1,708	45.73	1/22/17(1)
	3,373	5,058	45.73	1/22/17(2)
	1,251	832	36.50	1/23/16(1)
	5,161	3,440	36.50	1/23/16(2)
	2,848	713	34.88	1/24/15(1)
	6,653	0	37.00	1/26/14(1)
					32,420	1,436,854(3)	—	—
John T. Thomas	—	—	—	—	4,957	219,694(3)	—	—
Raymond W. Braun(4)	—	—	—	—	—	—	—	—

(1)	Represents options with DERs. Cash payments attributable to DERs will accrue and be paid out only when the corresponding option has vested. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Long-Term Incentives — Stock Options with DERs” for information regarding changes to the structure of DER payments that were made in December 2008.

(2)	Represents options without DERs. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

(3)	Based on a share price of $44.32, the closing price of the Company’s common stock on December 31, 2009, the last trading day of 2009.

(4)	In connection with the expiration of Mr. Braun’s employment agreement on January 31, 2009, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun’s options were exercisable until December 31, 2009, at which time any unexercised options expired.

2009 Option Exercises and Stock Vested Table

The table below provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during 2009 for the Named Executive Officers.

	Option Awards		Stock Awards
	# of Shares	Value Realized Upon	# of Shares	Value Realized on
	Acquired on	Exercise	Acquired on	Vesting
Name	Exercise	($)	Vesting	($)

George L. Chapman	0	$0	26,260	$980,811
Scott A. Estes	0	0	6,133	226,386
Jeffrey H. Miller	0	0	5,594	208,936
Charles J. Herman, Jr.	0	0	7,812	289,510
John T. Thomas	0	0	0	0
Raymond W. Braun	92,732	682,434	98,591	3,721,155

2009 Pension Benefits Table

The table below provides information regarding the SERP adopted by the Compensation Committee of the Board of Directors effective January 1, 2001. The SERP is a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company’s 401(k) Plan because of the restrictions imposed by ERISA and the Code. During 2009, George L. Chapman and Raymond W. Braun participated in the SERP. Mr. Braun’s employment ceased as of January 31, 2009, so Mr. Chapman was the only participant in the SERP for the remainder of 2009.

		Number of Years of	Present Value of	Payments During
Name	Plan Name	Credited Service(1)	Accumulated Benefit($)(2)	Last Fiscal Year

George L. Chapman	SERP	9	$2,637,879	$0
Raymond W. Braun	SERP	8	0	29,761

(1)	Represents the number of years of employment after January 1, 2001.

(2)	Calculated by discounting the currently accumulated benefit payable at normal retirement age under the elected optional form of a single lump sum distribution. This discounting uses a 3.5% discount rate.

The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.

The actuarial equivalent of the benefit provided by the Company’s 401(k) Plan represents the value of Company contributions to the participant’s plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Code. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Supplemental Executive Retirement Plan” above for additional information regarding the SERP.

Potential Payments Upon Termination or Change in Corporate Control

Pursuant to their respective employment or consulting agreements, each of the Named Executive Officers would be entitled to the following benefits upon termination or change in corporate control.

George L. Chapman

Severance Payments and Benefits.  If Mr. Chapman is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 24 months, whichever is greater (the “Severance Period”). If Mr. Chapman resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 36 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 100% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Chapman also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than 12 months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Chapman is terminated without cause and he obtains a replacement position with a new employer, Mr. Chapman would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Chapman in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Chapman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 100% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Chapman.

In the event of Mr. Chapman’s involuntary termination following a Board determination that he is disabled, Mr. Chapman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 100% of his annual base salary. These payments would terminate if Mr. Chapman returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Chapman under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Chapman voluntarily terminates his employment or is terminated for cause, Mr. Chapman only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Chapman’s stock option and restricted stock awards granted under the Company’s incentive plans (including the 60,000 shares of restricted stock granted in connection with the execution of his employment agreement) would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. With respect to the performance awards granted in connection with the agreement, in the event of a change in corporate control, or upon his death or disability, all 60,000 of the performance awards would have become earned and payable. In the event of a termination without cause, 30,000 of the performance awards would have become earned and payable and the remaining 30,000 may have become earned and payable if the Board determined that the strategic objectives described in the agreement had been attained. See “Employment and Consulting Agreements” above for information regarding the lapse of restrictions on the 60,000 shares of restricted stock and the payment of the 60,000 of performance awards in shares of common stock on January 31, 2010.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Chapman or a termination for cause by the Company, Mr. Chapman would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Chapman would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Scott A. Estes

Severance Payments and Benefits.  If Mr. Estes is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Estes resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 35% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Estes also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Estes is terminated without cause and he obtains a replacement position with a new employer, Mr. Estes would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Estes in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Estes’ death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 35% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Estes.

In the event of Mr. Estes’ involuntary termination following a Board determination that he is disabled, Mr. Estes would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to 35% of his annual base salary. These payments would terminate if Mr. Estes returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Estes under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Estes voluntarily terminates his employment or is terminated for cause, Mr. Estes only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Estes’ stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Estes, the election by Mr. Estes not to extend the term of the agreement or a termination for cause by the Company, Mr. Estes would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Estes would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Jeffrey H. Miller

Severance Payments and Benefits.  If Mr. Miller is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Miller resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 30% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Miller also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Miller is terminated without cause and he obtains a replacement position with a new employer, Mr. Miller would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Miller in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Miller’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 30% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Miller.

In the event of Mr. Miller’s involuntary termination following a Board determination that he is disabled, Mr. Miller would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to

30% of his annual base salary. These payments would terminate if Mr. Miller returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Miller under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Miller voluntarily terminates his employment or is terminated for cause, Mr. Miller only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Miller’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Miller, the election by Mr. Miller not to extend the term of the agreement or a termination for cause by the Company, Mr. Miller would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Miller would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Charles J. Herman, Jr.

Severance Payments and Benefits.  If Mr. Herman is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Herman resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 30% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Herman also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Herman is terminated without cause and he obtains a replacement position with a new employer, Mr. Herman would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Herman in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Herman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 30% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Herman.

In the event of Mr. Herman’s involuntary termination following a Board determination that he is disabled, Mr. Herman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to 30% of his annual base salary. These payments would terminate if Mr. Herman returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Herman under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Herman voluntarily terminates his employment or is terminated for cause, Mr. Herman only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Herman’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Herman, the election by Mr. Herman not to extend the term of the agreement or a termination for cause by the Company, Mr. Herman would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Herman would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

John T. Thomas

Severance Payments and Benefits.  If Mr. Thomas is terminated without cause, he would receive a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater. If Mr. Thomas is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the average of the annual bonuses paid to Mr. Thomas for the prior three fiscal years immediately preceding the termination or change in corporate control. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of the change in corporate control. Mr. Thomas also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Thomas is terminated without cause and he obtains a replacement position with a new employer, the severance payments described above will be reduced by all amounts he receives as compensation for services performed during such period. If it is determined that any payment by the Company to Mr. Thomas in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax. However, the amount paid to Mr. Thomas may be reduced by up to 10% if such reduction would result in the payment of no excise tax.

In the event of Mr. Thomas’ death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the average of the annual bonuses paid to Mr. Thomas for the prior three fiscal years immediately preceding the date of death. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Thomas.

In the event of Mr. Thomas’ involuntary termination following a Board determination that he is disabled, Mr. Thomas would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the average of the annual bonuses paid to Mr. Thomas for the prior three fiscal years immediately preceding the date of disability. These payments would terminate if Mr. Thomas returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Thomas under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Thomas voluntarily terminates his employment or is terminated for cause, Mr. Thomas only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Thomas’ stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Thomas will be subject to (1) a one-year non-competition agreement, and (2) a non-solicitation agreement for a period of one year from the later of the time the agreement ceases or when monthly severance payments under the agreement cease (or would have ceased had such payments not been offset by compensation received from a new employer).

Raymond W. Braun

The employment agreement between the Company and Mr. Braun expired on January 31, 2009. Mr. Braun received a cash bonus for his performance in 2008 (in the amount of $566,367) and his long-term incentive compensation award for performance in 2008 was paid in cash (in the amount of $1,284,808). In connection with the expiration of his employment agreement, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun had the right to exercise all or any portion of such stock options until December 31, 2009. Mr. Braun’s participation in the SERP ceased on January 31, 2009. He received a lump sum payment of $29,761 in 2009 in connection with the cessation of his participation.

The Company entered into a consulting agreement with Mr. Braun that expired on December 31, 2009. Mr. Braun received a base consulting fee of $800,000. Mr. Braun had the right to terminate the consulting agreement at any time after May 1, 2009 upon 30 days notice to the Company. In addition, the agreement would have terminated if Mr. Braun became employed by another entity. Upon such an event, the Company would have had no obligation to pay the remaining portion of the base consulting fee. Mr. Braun was subject to a non-competition agreement until December 31, 2009.

Quantification of Benefits

The table below reflects estimates of the amounts of compensation that would be paid to the Named Executive Officers in the event of their termination. The amounts assume that such termination was effective as of December 31, 2009, including Mr. Braun, whose consulting agreement expired on December 31, 2009. The actual amounts to be paid to a Named Executive Officer can only be determined at the time of such executive’s separation from the Company. See “Potential Payments Upon Termination or Change in Corporate Control” above for a description of the actual benefits received by Mr. Braun in connection with the expiration of his employment agreement.

			Accelerated
			Vesting of
			Unvested	Incremental
Name/	Cash	Continued	Equity	Pension	Excise Tax
Type of Termination	Severance(1)	Benefits(2)	Compensation(3)	Benefit(4)	Gross-Up(5)	Total

George L. Chapman
For Cause or Resignation without Good Reason	$0	$0	$0	$0	n/a	$0
Death or Disability	2,884,365	0	11,233,498	0	n/a	14,117,863
Involuntary Termination without Cause or Resignation for Good Reason	2,884,365	15,867	11,233,498	0	n/a	14,133,730
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	4,325,250	15,867	11,233,498	1,217,940	$0	16,792,555
Scott A. Estes
For Cause or Resignation without Good Reason	0	0	0	0	n/a	0
Death or Disability	684,204	0	1,555,280	0	n/a	2,239,484
Involuntary Termination without Cause or Resignation for Good Reason	684,204	21,649	1,555,280	0	n/a	2,261,133
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,262,799	21,649	1,555,280	0	669,044	3,508,772
Jeffrey H. Miller
For Cause or Resignation without Good Reason	0	0	0	0	n/a	0
Death or Disability	700,983	0	1,461,543	0	n/a	2,162,526
Involuntary Termination without Cause or Resignation for Good Reason	700,983	21,620	1,461,543	0	n/a	2,184,146
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,293,767	21,620	1,461,543	0	628,222	3,405,152
Charles J. Herman, Jr.
For Cause or Resignation without Good Reason	0	0	0	0	n/a	0
Death or Disability	710,436	0	1,886,439	0	n/a	2,596,875
Involuntary Termination without Cause or Resignation for Good Reason	710,436	21,620	1,886,439	0	n/a	2,618,495
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,311,214	21,620	1,886,439	0	0	3,219,273
John T. Thomas
For Cause or Resignation without Good Reason	0	0	0	0	n/a	0
Death or Disability	314,057	0	219,694	0	n/a	533,751
Involuntary Termination without Cause or Resignation for Good Reason	314,057	21,620	219,694	0	n/a	555,371
Involuntary Termination without Cause following a Change in Corporate Control	579,638	21,620	219,694	0	0	820,952
Raymond W. Braun
Expiration of Consulting Agreement	0	0	0	0	n/a	0

(1)	Cash Severance

Under the employment agreements for Messrs. Chapman, Estes, Miller, Herman and Thomas, as of December 31, 2009, these executives would be entitled to a lump sum severance payment equal to the present value of a series of monthly severance payments, calculated using a discount rate equal to the 90-day treasury rate. For Mr. Chapman, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of his base salary plus the greater of (a) the average annual bonus paid during the last two years or (b) a minimum bonus as a percent of his base salary, as specified in the employment agreement. The average annual bonuses paid during the past two years have been in excess of the minimums specified in the agreement; thus the average annual bonuses are used to calculate potential severance. For Messrs. Estes, Miller and Herman, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of the executive’s base salary plus the greater of (a) the annual bonus paid during the last year or (b) a minimum bonus as a percent of base salary, as specified for each executive in the employment agreement. The annual bonuses paid during the last year have been in excess of the minimums specified in the agreement; thus the annual bonuses are used to calculate potential severance. For Mr. Thomas, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of his base salary plus the average of the annual bonuses paid during the last three years. As of December 31, 2009, Mr. Thomas had not been paid any annual bonuses, so severance would be based solely on his base salary.

For Messrs. Chapman, Estes, Miller, Herman and Thomas, the number of monthly payments used to calculate the lump sum varies depending on the termination scenario:

• If the termination is for cause by the Company or without good reason by the executive, no severance would be paid.

•  For Messrs. Chapman, Estes, Herman and Miller, upon the death of the executive or the involuntary termination without cause by the Company or voluntary termination by the executive for good reason, not related to a change in corporate control, and for Mr. Thomas, upon his death, the calculation will be based on the number of months remaining in the term of the agreement, but not less than 24 months for Mr. Chapman and not less than 12 months for Messrs. Estes, Miller, Herman and Thomas. As of December 31, 2009, the remaining terms of the agreements of Messrs. Chapman, Estes, Miller, Herman and Thomas was 13 months. Therefore, the figures in the above table assume the lump sum will be based on monthly payments for 24 months for Mr. Chapman and for 13 months for Messrs. Estes, Miller, Herman and Thomas.

•  Upon involuntary termination without cause by the Company or voluntary termination by the executive for any reason within 12 months of a change in corporate control, the lump sum will be based on monthly payments for 36 months for Mr. Chapman and for 24 months for Messrs. Estes, Herman and Miller. For Mr. Thomas, upon involuntary termination without cause by the Company within 12 months of a change in corporate control, the lump sum will be based on monthly payments for 24 months.

The amounts reflected in the table above represent the discounted present value of the monthly payments assuming a 0.06% annual discount rate (the 90-day treasury rate as of December 31, 2009, the assumed date of termination).

For Mr. Thomas, upon an involuntary termination without cause by the Company or his voluntary termination for good reason, not related to a change in corporate control, Mr. Thomas would be entitled to receive cash severance payable in a series of monthly severance payments. Each monthly payment is equal to 1/12 of the sum of his base salary plus the average of the annual bonuses paid during the last three years. Payments would be made for each month during the remaining term of the agreement, but not for less than 12 months. Based on the remaining term of his agreement, the figures in the above table assume payments would be provided for 13 months for Mr. Thomas.

Upon a termination by the Company following a Board determination that the executive is disabled, as of December 31, 2009, Messrs. Chapman, Estes, Miller, Herman and Thomas would be entitled to cash severance payable in a series of monthly severance payments. For Mr. Chapman, each monthly payment is equal to 1/12 of the sum of his base salary plus the greater of (a) the average annual bonus paid during the last two years or (b) a minimum bonus as a percent of his base salary, as specified in the employment agreement. For Messrs. Estes, Herman and Miller, each monthly payment is equal to 1/12 of the sum of the executive’s base salary plus the greater of (a) the annual bonus paid during the last year or (b) a minimum bonus as a percent of base salary, as specified for each executive in the employment agreement. For Mr. Thomas, each monthly payment is equal to 1/12 of the sum of his base salary plus the average of the annual bonuses paid during the last three years. Payments would be made for each month during the remaining term of the agreement, but not for less than 24 months for Mr. Chapman and not for less than 12 months for Messrs. Estes, Miller, Herman and Thomas. Based on the remaining terms of their agreements, the figures in the above table assume payments would be provided for 24 months for Mr. Chapman and for 13 months for Messrs. Estes, Miller, Herman and Thomas.

(2)	Continued Benefits

Under the employment agreements for Messrs. Chapman, Estes, Miller, Herman and Thomas, as of December 31, 2009, these executives would be entitled to continued coverage at the Company’s expense under life, health and disability insurance programs in which the executive participated at the time of involuntary termination without cause by the Company or voluntary termination by the executive for good reason, for the remaining term of the agreement, but not less than 12 months for Mr. Chapman and not less than six months for Messrs. Estes, Miller, Herman and Thomas and for each executive not more than the period during which the executive would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums. As of December 31, 2009, the remaining terms of the agreements of Messrs. Chapman, Estes, Miller, Herman and Thomas was 13 months. Therefore, the figures in the above table assume continued benefits would be provided for 13 months for each executive. The monthly cost of such benefits is estimated to be the current 2010 monthly costs.

(3)	Accelerated Vesting of Unvested Equity Compensation

Under the employment agreements for Messrs. Chapman, Estes, Miller, Herman and Thomas, as of December 31, 2009, upon involuntary termination without cause by the Company or voluntary termination for good reason by the executive, all unvested stock awards would become fully vested. The numbers in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2009 (the assumed termination date) where vesting would be accelerated upon termination under these scenarios. Note that these amounts are different than the Company’s compensation expense for granting these awards. The assumed share price upon each termination scenario is $44.32, which was the closing price as of December 31, 2009, the last trading day of the year.

(4)	Incremental Pension Benefit

Messrs. Chapman and Braun participated in the SERP in 2009.

•  In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. The amounts shown in the above table represent the present value of the incremental benefit to Mr. Chapman upon termination related to a change in corporate control.

•  In connection with all other termination events (other than retirement at age 65 or older), the retirement benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months Mr. Chapman’s retirement occurs prior to his 65th birthday. The amounts shown in the above table represent the present value of the incremental benefit to Mr. Chapman upon such a termination as of December 31, 2009.

• Mr. Braun’s participation in the SERP ceased on January 31, 2009. He received a lump sum payment of $29,761 in 2009 in connection with the cessation of his participation.

(5)	Excise Tax Gross-Up

Under the employment agreements for Messrs. Chapman, Estes, Miller, Herman and Thomas, as of December 31, 2009, if any payments constitute “excess parachute payments” under Section 280G of the Code such that the executive incurs an excise tax under Section 4999 of the Code, the Company would provide an “excise tax gross-up” payment in an amount such that after payment of the excise tax and all income and excise taxes applicable to the gross-up payment, the executive would receive the same amount of severance had the excise tax not applied. For Mr. Thomas, the amount paid in connection with a change in corporate control may be reduced by up to 10% if such reduction would result in the payment of no excise tax.

If a change in corporate control had occurred December 31, 2009 and each of the Named Executive Officers was terminated as a result, none of the Named Executive Officers (except for Messrs. Estes and Miller) would have been subject to excise tax. In arriving at this conclusion, the following assumptions were used:

•  Each officer’s base amount was calculated by taking the average W-2 income (box 1) from the past five years (2004-2008). For Mr. Thomas, the annualized 2009 W-2 amount, which included only base salary, was used.

•  The stock award parachute calculations for purposes of Code Section 280G were based on Black-Scholes valuation methodology using the most recent GAAP ASC Topic 718 option valuation assumptions (volatility

    34.08%, risk-free interest rate 3.23%, dividend yield 6.28%, expected remaining term of 90 days). Under the Code Section 280G rules, the cost included in the parachute for the accelerated vesting of stock options, restricted shares and unvested dividend equivalent rights is the sum of (1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and (2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit).

•  The total parachute for each Named Executive Officer (except for Messrs. Estes and Miller) did not exceed the Code Section 280G “safe harbor,” which is three times the base amount minus $1. As a result, the Named Executive Officers (except for Messrs. Estes and Miller) would not have incurred any excise tax.

Risk Management and Compensation

As described above in “Executive Compensation — Compensation Discussion and Analysis,” the Company’s compensation programs are designed, among other things, to encourage long-term stockholder value creation, rather than short-term stockholder value maximization. Performance is evaluated along both quantitative and qualitative factors and there is a review of not only “what” is achieved, but also “how” it is achieved. Consistent with this long-term focus, the compensation policies and practices for the Named Executive Officers and other employees do not encourage excessive risk-taking. In fact, many elements of the executive compensation program serve to mitigate excessive risk-taking.

•	Balanced pay mix. A balanced mix of base salary, annual cash incentives and long-term equity compensation is provided. Incentives tied to annual performance are balanced with incentives tied to multi-year performance, as measured by total stockholder return relative to two indices in the long-term incentive program. In this way, the Executive Officers are motivated to consider the impact of decisions over the short, intermediate and long terms.

•	Balanced performance measurements. The performance measures used in the annual and long-term incentive programs were chosen to provide appropriate safeguards against maximization of a single performance goal at the expense of the overall health of the Company’s business. The incentive programs are not completely quantitative. Various individual and qualitative objectives are incorporated, and the Compensation Committee has the discretion to adjust earned bonuses based on the “quality” of the results as well as individual performance and behaviors.

•	Incentive payments are capped. The annual and long-term incentive programs do not have unlimited upside potential.

•	Balanced mix of long-term incentive grant types. Long-term incentive programs that over-emphasize stock options could contribute to risk-taking because executives would have no downside risk, only upside opportunity. In this light, stock options make up only 25% of the total value of the long-term incentive compensation program. Restricted shares, which are more aligned with stockholders because they have both upside potential and downside risk, make up 75% of total long-term incentives.

•	Stock ownership requirements. As discussed in “Executive Compensation — Compensation Discussion and Analysis — Ownership Guidelines” above, the Executive Officers are subject to stock ownership guidelines based on a multiple of base salary. These stock ownership guidelines align the interests of Management with long-term stockholder interests.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid in 2009 to the Company’s non-employee Directors. Directors who are also employees or consultants of the Company do not receive additional compensation for being members of the Board.

2009 Director Compensation Table

	Fees Earned					Non-Equity
	or Paid		Stock			Incentive Plan	All Other
	in Cash		Awards	Option		Compensation	Compensation		Total
Name	($)		($)(5)	Awards($)		($)	($)		($)

William C. Ballard, Jr.	$78,000		$74,999	$0		$0	$0		$152,999
Pier C. Borra	76,000		74,999	0		0	0		150,999
Thomas J. DeRosa	91,000	(1)	74,999	0	(6)	0	0		165,999
Jeffrey H. Donahue	88,000	(2)	74,999	0		0	0		162,999
Peter J. Grua	86,000	(3)	74,999	0	(7)	0	0		160,999
Fred S. Klipsch	75,000	(4)	74,999	0		0	300,000	(8)	449,999
Sharon M. Oster	78,000		74,999	0		0	0		152,999
Jeffrey R. Otten	75,000		74,999	0		0	0		149,999
R. Scott Trumbull	75,000		74,999	0		0	0		149,999

(1)	Includes $15,000 additional retainer for serving as Audit Committee Chair.

(2)	Includes $10,000 additional retainer for serving as Compensation Committee Chair.

(3)	Includes $7,500 additional retainer for serving as Nominating/Corporate Governance Committee Chair and $2,500 for serving as the presiding Director of executive sessions of non-employee Directors and independent Directors.

(4)	Mr. Klipsch received compensation under the compensation program for non-employee Directors in 2009 because he is no longer a consultant to the Company. Mr. Klipsch did not receive any compensation under such program in 2008.

(5)	Amounts set forth in this column represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for awards granted to the non-employee Directors and are based on the share prices on the respective dates of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant), which were $37.00, $40.83, and $45.73 for grants on January 29, 2009, January 21, 2008, and January 22, 2007, respectively. As of December 31, 2009, (a) each non-employee Director (other than Messrs. Klipsch and Otten) held an aggregate of 3,680 deferred stock units that have not yet been converted into shares of common stock, (b) Mr. Klipsch held an aggregate of 2,027 deferred stock units that have not yet been converted into shares of common stock and (c) Mr. Otten held an aggregate of 3,693 deferred stock units that have not yet been converted into shares of common stock.

(6)	As of December 31, 2009, Mr. DeRosa held an aggregate of 10,000 unexercised stock options.

(7)	As of December 31, 2009, Mr. Grua held an aggregate of 1,666 unexercised stock options.

(8)	All Other Compensation paid to Mr. Klipsch consists of non-compete payments in the aggregate amount of $300,000. See “Fred S. Klipsch — Consulting Agreement” below for additional information regarding the compensation paid to Mr. Klipsch in 2009.

The compensation program for non-employee Directors for the 2009 calendar year consisted of:

Cash Compensation

•	$75,000 annual cash retainer

•	Additional Committee Chair retainers of $15,000 per year for the Chair of the Audit Committee, $10,000 for the Chair of the Compensation Committee and $7,500 for the Chair of the Nominating/Corporate Governance Committee

•	Additional retainer of $2,500 for the presiding Director of executive sessions of non-employee Directors and independent Directors

•	If the Board of Directors holds more than four meetings per year, each Director will receive $1,500 for each meeting attended in excess of four per year

•	If any of the Audit, Compensation, Nominating/Corporate Governance, or Executive Committees holds more than four meetings in a year, each member will receive $1,000 for each meeting attended in excess of four meetings

Equity Compensation

Each year, $75,000 worth of deferred stock units are granted to each non-employee Director under the 2005 Long-Term Incentive Plan. The deferred stock units are fully vested at grant, but are converted into shares of common stock in three equal installments on the first three anniversaries of the date of grant. Recipients of the deferred stock units also are entitled to DERs.

Non-employee Directors who are appointed or elected to the Board of Directors for the first time will receive a grant of $100,000 worth of deferred stock units following their appointment or election. This grant includes the $75,000 annual grant plus an additional $25,000 initial grant. Similar to the annual grants, the deferred stock units will convert into shares of common stock in three equal installments on the first three anniversaries of the date of grant and recipients will be entitled to DERs. Jeffrey R. Otten was appointed to the Board of Directors in January 2008. Pursuant to the foregoing policy, Mr. Otten received a grant of $100,000 worth of deferred stock units following his appointment.

Fred S. Klipsch — Consulting Agreement

The consulting agreement between the Company and Fred S. Klipsch expired on December 19, 2008. Each year during the term of the agreement, Mr. Klipsch was eligible to receive a performance bonus based on the achievement of performance measures to be determined by the Compensation Committee, with the targeted amount of such bonus being 60% to 120% of his base consulting fee. Mr. Klipsch received a bonus of $262,500 in 2009 for his performance in 2008. In addition, Mr. Klipsch will receive an aggregate of $600,000, payable in eight quarterly payments of $75,000, in exchange for a two-year agreement not to compete with the Company and not to solicit Company employees, with a few exceptions. The first quarterly payment was made on December 22, 2008.

The Company has agreed to indemnify Mr. Klipsch for excise taxes that may be assessed against him in connection with certain payments and benefits provided to him.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

The Company has a written policy requiring all material transactions with related parties to be approved or ratified by the Nominating/Corporate Governance Committee. The policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a Director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has determined that transactions that involve any employment by the Company of an Executive Officer of the Company shall be deemed to be pre-approved if the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K because the person is a Named Executive Officer, or if the Executive Officer is not a Named Executive Officer and the compensation would have been reported in the Company’s proxy statement if the Executive Officer had been a Named Executive Officer (and the Company’s Compensation Committee approved or recommended that the Board approve such compensation). The Board also has pre-approved certain transactions that involve any compensation paid to a Director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K, certain charitable contributions by the Company if the related party is an employee or a director of the charitable institution, and any transaction where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2009, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans:

(c)
Number of Securities
Remaining Available for
	(a)		(b)	Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation Plans
	be Issued Upon Exercise		Exercise Price of	(Excluding Securities
	of Options		Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by stockholders	1,062,220	(1)	$37.71	4,743,943	(2)
Equity compensation plans not approved by stockholders	None		N/A	None

Totals	1,062,220	(1)	$37.71	4,743,943	(2)

(1)	This number reflects the options granted under the 1995 Stock Incentive Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, and the 2005 Long-Term Incentive Plan.

(2)	This number reflects the 6,200,000 shares of common stock reserved for future issuance under the 2005 Long-Term Incentive Plan, as reduced by awards issued under the 2005 Long-Term Incentive Plan, and as increased by shares withheld to satisfy tax liabilities arising from vesting of awards under the 1995 Stock Incentive Plan that are available for future issuance under the 2005 Long-Term Incentive Plan.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2009 and has been selected by the Company to serve in such capacity for the year ending December 31, 2010. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company’s inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2011 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31,
	2009	2008

Audit Fees	$1,357,535	$1,337,525
Audit-Related Fees	2,130	1,948
Tax Fees:
Tax Compliance	400,110	323,975
Tax Planning and Tax Advice	48,245	34,458
All Other Fees	0	0

Totals	$1,808,020	$1,697,906

Audit fees include fees associated with the annual audit, the review of the Company’s quarterly reports on Form 10-Q and services that generally only the independent registered public accounting firm can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Audit-related fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, and include access to research databases and consultations concerning financial accounting and reporting standards. Tax fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to acquisitions, and requests for rulings or technical advice from taxing authorities. None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Code and related regulations.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.  The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. At its annual January meeting, the Audit Committee gives its prior approval for particular audit and non-audit services within the following categories of services that it desires the independent registered public accounting firm to undertake: audit services, audit-related services, tax compliance services and tax planning and tax advice services. Prior to giving its approval, the Committee reviews the written descriptions of these services provided by Ernst & Young LLP and the estimated fees for these services. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, Management and the independent registered public accounting firm together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.

All of the audit services, audit-related services, tax compliance services and tax planning and tax advice services provided to the Company by Ernst & Young LLP during the year ended December 31, 2009 were pre-approved by the Audit Committee.

Where specific Audit Committee approval of non-audit services is required, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit Committee at its next regularly scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Committee reviewed the audited financial statements with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90). In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), the predecessor requirements to Public Company Accounting Oversight Board Rule 3600T, and considered the compatibility of non-audit services with such firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Committee met with such firm, with and without Management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the year ended December 31, 2009.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Submitted by the Audit Committee

Thomas J. DeRosa, Audit Committee Chair
Pier C. Borra, Audit Committee Member
Jeffrey R. Otten, Audit Committee Member
R. Scott Trumbull, Audit Committee Member

VOTING PROCEDURES

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting and will be included in vote totals. Accordingly, abstentions will have the same effect as negative votes. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Brokers do not have discretionary authority with respect to the election of three Directors (Proposal 2).

OTHER MATTERS

Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with a notice sent to stockholders who share a single address, the Company is sending only one Annual Report and one Notice of Meeting and Proxy Statement to that address unless it receives contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce printing costs, mailing costs and fees.

Stockholders residing at such an address who wish to receive separate copies of the Annual Report or Proxy Statement in the future and stockholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future, should write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475 or call (419) 247-2800 to request a change. The Annual Report and Proxy Statement are also available on the Company’s website at www.hcreit.com/proxy.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2011 ANNUAL MEETING

Any stockholder proposals intended for inclusion in the Company’s proxy materials for the 2011 Annual Meeting must be submitted to Erin C. Ibele, Senior Vice President-Administration and Corporate Secretary of the Company, in writing no later than November 26, 2010. In addition, under the Company’s By-Laws, in order for a stockholder to present a proposal for consideration at an annual meeting other than by means of inclusion in the Company’s proxy materials for such meeting, the stockholder must provide a written notice to the Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting. For purposes of the 2011 Annual Meeting, such a written notice must be received by the Senior Vice President-Administration and Corporate Secretary by February 9, 2011. If a stockholder does not meet this deadline, (1) the officer presiding at the meeting may declare that the proposal will be disregarded because it was not properly brought before the meeting and (2) the persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote against the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Health Care REIT, Inc. INTERNET http://www.proxyvoting.com/hcn Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 71509 FOLD AND DETACH HERE Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE FOLLOWING. 1. Election of three Directors for a term of three years: Nominees: 01 Thomas J. DeRosa, 02 Jeffrey H. Donahue, and 03 Fred S. Klipsch FOR ALL WITHHOLD FOR ALL *EXCEPTIONS ☐ ☐ ☐ (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN ☐ ☐ ☐ 2. Ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fiscal year 2010. 3. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person’s title indicated.

You can now access your Health Care REIT, Inc. account online. Access your Health Care REIT, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Health Care REIT, Inc., now makes it easy and convenient to get current information on your stockholder account. • View account status • View certificate history • View book-entry information • View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-888-216-7206 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. The proxy materials for Health Care REIT, Inc. also are available at www.hcreit.com/proxy. FOLD AND DETACH HERE PROXY PROXY FOR COMMON STOCK HEALTH CARE REIT, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints George L. Chapman and Peter J. Grua, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $1.00 par value per share, of Health Care REIT, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 6, 2010, or any adjournments thereof. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN. Returned proxy cards will be voted: (1) as specified on the matters listed; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. (Over) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 WO# 71509